Exhibit 99.1

Interval Leisure Group Announces Pricing and Increased Size of Senior Notes Offering

Miami, April 2, 2015 – Interval Leisure Group, Inc. (“ILG”) (NASDAQ:IILG), a leading global provider of non-traditional lodging from vacation exchange and vacation rental to vacation ownership, announced today the pricing of its wholly-owned subsidiary Interval Acquisition Corp.’s (the "Issuer") offering of $350 million in aggregate principal amount of its 5.625% senior notes due 2023 (the “Notes’) in a private offering. This is an increase in the offering size of $50 million principal amount of the senior notes from the previously announced offering size. The sale of the Notes is expected to close on or about April 10, 2015, subject to customary closing conditions.

The Notes will bear interest at a rate of 5.625% per year, payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2015. The Issuer may redeem all or any portion of the Notes on or after April 15, 2018 at certain designated redemption prices, plus accrued and unpaid interest. The Issuer may also redeem all or any portion of the Notes at any time prior to April 15, 2018, at a price equal to 100% of the aggregate principal amount thereof plus a make-whole premium and accrued and unpaid interest. In addition, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings completed at any time prior to April 15, 2018.

The Notes are senior unsecured obligations of the Issuer. The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by ILG and certain of ILG’s other existing and future domestic subsidiaries.

The Issuer estimates the net proceeds from the offering to be approximately $343 million, after deducting the initial purchasers’ discounts and estimated offering expenses. The Issuer intends to use the net proceeds from this offering to repay indebtedness outstanding under its senior secured revolving credit facility.

The Notes and related guarantees will be offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in reliance on Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, registration requirements.

ILG and the Issuer have agreed to file a registration statement with the Securities and Exchange Commission pursuant to which the Issuer will either offer to exchange the Notes for substantially similar registered notes or register the resale of the Notes.

This press release does not and will not constitute an offer to sell any of the Notes or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements regarding the Issuer’s intention to issue the Notes and its intended use of the net proceeds. These forward-looking statements may be affected by risks and uncertainties in ILG's business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in ILG's Securities and Exchange Commission filings, including ILG's report on Form 10-K filed with the Securities and Exchange Commission. ILG wishes to caution readers that certain important factors may have affected and could in the future affect ILG's actual results and could cause ILG's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of ILG, including the risk that the offering of the Notes may not be successfully completed. ILG undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Jennifer Klein

Investor Relations

Jennifer.Klein@iilg.com

305-925-7302